Exhibit 99.1

Cerus Appoints William “Obi” Greenman as President and Chief Executive Officer

CONCORD, Calif.—(BUSINESS WIRE) —April 20, 2011— The Board of Directors of Cerus Corporation (NASDAQ:CERS) announced today that William “Obi” Greenman has been appointed president and chief executive officer, and a director on Cerus’ Board, effective immediately. Mr. Greenman succeeds Claes Glassell, who has resigned as president and chief executive officer, and as director on Cerus’ Board, to join a privately held company. Mr. Greenman previously served as the company’s chief business officer.

“We are extremely fortunate to transfer Cerus’ leadership to Obi, who has already applied his passion and depth of knowledge to critical roles at the company,” said B.J. Cassin, chairman of the Cerus Board. “I believe he is the ideal person to drive the company forward to grow sales in Europe and pursue new opportunities for the INTERCEPT platelet and plasma systems in Asia, South America, the United States, and beyond. Obi’s INTERCEPT development experience will be particularly valuable as the company seeks to advance its red cell system through Phase III trials toward commercial launch.”

“I’m excited by the opportunity to build on the success Cerus has achieved to date,” said Mr. Greenman. “I am deeply committed to Cerus’ mission to protect patients from transfusion-transmitted infections. I believe our INTERCEPT Blood System will have a global impact on blood safety, and look forward to leading the company into this next phase of growth. I plan to share my vision for Cerus at our upcoming earnings call on April 28.”

Mr. Cassin also stated, “We greatly appreciate Claes’ strong and effective leadership during his service as CEO. His contributions have been instrumental in growing sales of the INTERCEPT Blood System and bringing improved blood safety to over 80 blood centers in 15 countries. Claes and Obi have worked closely together, and we expect this transition to be seamless for our customers, distribution partners and employees.”

Mr. Greenman has been Cerus’ chief business officer since April 2010. Previously, he was senior vice president, business development and marketing. From 2006 to 2008, he held the position of president, Cerus Europe, and prior to that, he served as vice president, business development. Prior to joining Cerus in 1995 as director of business development, Mr. Greenman worked in various marketing and business development positions in Baxter’s Biotech Division from 1991 to 1995.

ABOUT CERUS

Cerus Corporation is a biomedical products company focused on commercializing the INTERCEPT Blood System to enhance blood safety. The INTERCEPT system is designed to reduce the risk of transfusion-transmitted diseases by inactivating a broad range of pathogens such as viruses, bacteria and parasites that may be present in donated blood. The nucleic acid targeting mechanism of action enables INTERCEPT treatment to inactivate established transfusion threats, such as hepatitis B and C, HIV, West Nile virus and bacteria, and is designed to inactivate emerging pathogens such as influenza, malaria and dengue. Cerus currently markets and sells the INTERCEPT Blood System for both platelets and plasma in Europe, Russia, the Middle East and selected countries in other regions around the world. The INTERCEPT red blood cell system is in clinical development. See http://www.cerus.com for more information.

INTERCEPT and the INTERCEPT Blood System are trademarks of Cerus Corporation.

This press release contains forward-looking statements. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements, including, without limitation, statements relating to Cerus’ expectations regarding the transition in leadership and the impact of the INTERCEPT Blood System on blood safety. These forward-looking statements are based upon the company’s current expectations. Actual results could differ materially from these forward-looking statements as a result of certain factors, including, without limitation, risks associated with our ability to effect a smooth management transition, the success of clinical trials, sufficiency of capital resources and commercial adoption of INTERCEPT pathogen inactivation technology, as well as other risks detailed in the Cerus’ filings with, the Securities and Exchange Commission (SEC), including in Cerus’ annual report on Form 10-K for the year ended December 31, 2010, filed with the SEC on March 16, 2011. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Cerus does not undertake any obligation to update any forward-looking statements as a result of new information, future events, changed assumptions or otherwise.

Contact:

Lainie Corten

Director, Global Communications & Marketing

Cerus Corporation

(925) 288-6319